UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 12, 2025, the U.S. Food and Drug Administration (“FDA”) approved ZUSDURI™ (mitomycin), formerly known as UGN-102, a sustained-release gel formulation of mitomycin for the treatment of adults with recurrent low-grade intermediate risk non-muscle invasive bladder cancer (“LG-IR-NMIBC”).

The approval of ZUSDURI is based on data from the pivotal Phase 3 ENVISION trial in which 78% of patients achieved complete response at three months, and 79% of those responders maintained complete response at 12 months after the three-month visit. The most common (≥ 10%) adverse reactions, including laboratory abnormalities, that occurred in patients were increased creatinine, increased potassium, dysuria, decreased hemoglobin, increased aspartate aminotransferase, increased alanine aminotransferase, increased eosinophils, decreased lymphocytes, urinary tract infection, decreased neutrophils, and hematuria. Serious adverse reactions occurred in 12% of patients who received ZUSDURI, including urinary retention (0.8%) and urethral stenosis (0.4%).

ZUSDURI is expected to be available in the United States on or around July 1, 2025, for the treatment of adults with recurrent LG-IR-NMIBC.

As a post-marketing commitment, we agreed with the FDA to complete the ongoing ENVISION trial to further characterize the clinical benefit of ZUSDURI for the treatment of patients with recurrent LG-IR-NMIBC. In addition, we committed to provide the FDA interim trial reports and annual updates for the duration of response data for all patients with ongoing complete responses as of the Month 21 (October 2024) data cutoff date. The annual updates will continue until all enrolled patients experience a recurrence of LG-IR-NMIBC; progression; death; loss to follow-up; or reach 63 months after the first instillation as planned in the protocol, whichever occurs first.

Forward-Looking Statements and Risk Factors

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the timeline for ZUSDURI’s commercial availability. Words such as “expect,” “will,” or other words that convey uncertainty of future events or outcomes are used to identify these forward-looking statements. These statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to challenges associated with commercially launching a new product. In addition, new data relating to ZUSDURI, including from spontaneous adverse event reports and from the ongoing ENVISION trial, may result in changes to the product label and may adversely affect sales, or result in withdrawal of ZUSDURI from the market. In light of these risks and uncertainties, and other risks and uncertainties that are described in the Risk Factors section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025, the events and circumstances discussed in such forward-looking statements may not occur, and our actual results could differ materially and adversely from those anticipated or implied thereby. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and we expressly disclaim any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2025	UROGEN PHARMA LTD.

	By:	/s/ Chris Degnan
Chris Degnan
Chief Financial Officer